As filed with the Securities and Exchange Commission on November 21, 1997.
                           Registration Statement No. 333-_____


                SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, DC 20549
                       ____________________

                             FORM S-8
                    REGISTRATION STATEMENT UNDER
                     THE SECURITIES ACT OF 1933
                       ____________________

                     CFW COMMUNICATIONS COMPANY
         (Exact name of Registrant as specified in its Charter)

  Virginia                                       54-1443350
(State or other jurisdiction of               (I.R.S. Employer
 incorporation or organization)            Identification Number)


                     CFW Communications Company
                           P.O. Box 1990
                     Waynesboro, Virginia  22980
  (Address of principal executive office, including zip code)

                     CFW COMMUNICATIONS COMPANY
                    1997 STOCK COMPENSATION PLAN
                      (Full title of the Plan)
                       ______________________

                         James S. Quarforth
                     CFW Communications Company
                            P.O. Box 1990
                     Waynesboro, Virginia  22980
                           (703) 946-3500
       (Name, address, including zip code, and telephone number
            including area code, of agent for service)

                           With copies to:

                         David M. Carter, Esq.
                           Hunton & Williams
                      Riverfront Plaza, East Tower
                          951 East Byrd Street
                     Richmond, Virginia 23219-4074
                             (804) 788-8200

                         ____________________

                   CALCULATION OF REGISTRATION FEE

                             Proposed     Proposed
 Title of                    maximum      maximum
securities      Amount       offering     aggregate  Amount of
  to be         to be         price       offering  registration
registered    registered    per share(1)    price       fee

Common Stock,   950,000       $21.75     $20,662,500  $6,095.44
no par value

         (1) Calculated pursuant to Rule 457(c) on the basis of $21.75 per share, which was the average of the high and low prices of the Common Stock as quoted on the Nasdaq National
Market on November 20, 1997.

                           PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual
         Information.

         Not required to be filed with the Commission.

                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, filed with the Commission pursuant to the Exchange Act, are incorporated by reference in this Prospectus:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

         2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

         3. The description of common stock, no par value, contained in the Company's Registration
               Statement under the Exchange Act, including any amendment or report filed to update the description.

         In addition, all documents filed by the Company pursuant to Section 13(a) and 13(c) of the Exchange Act after the date of the Prospectus and prior to the termination of the offering of shares of the Company's Common Stock pursuant to the CFW Communications Company 1997 Stock Compensation Plan (the "Plan"), any definitive proxy or information statement filed pursuant to
Section 14 of the Exchange Act in connection with any subsequent meeting of shareholders and any reports filed pursuant to Section 15(d) of the Exchange Act prior to any such termination of the offering of shares, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Virginia Stock Corporation Act permits, and the registrant's Bylaws require, indemnification of the registrant's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act.

Under Sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The registrant's Bylaws require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. In addition, the registrant carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act. The registrant's Bylaws also provide that, to the full extent the Virginia Stock Corporation Act (as it presently exists or may hereafter be amended) permits the limitation or elimination of the liability of directors and officers, no director or officer of the registrant shall be liable to the registrant or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct. Section 13.1-692.1 of the Virginia Stock Corporation Act presently permits the elimination of liability of directors and officers in any proceeding brought by or in the right of the registrant or brought by or on behalf of stockholders of the registrant, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security. Sections 13.1-692.1 and 13.1-696 to -704 of the Virginia
Stock Corporation Act are hereby incorporated by reference herein.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.

   4.1   Articles of Incorporation, as amended (filed as Exhibit
         3.1 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1995, and incorporated herein by reference)

   5.1 Opinion of Hunton & Williams as to the legality of the securities being registered (filed herewith)

   10.1  CFW Communications Company 1997 Stock Compensation Plan
         (filed herewith)

   23.1  Consent of Hunton & Williams (included in Exhibit 5.1)

   23.2  Consent of McGladrey & Pullen, LLP (filed herewith)

   24.1  Power of Attorney (included on signature page).

Item 9.  Undertakings

         (a)     The undersigned registrant hereby undertakes:

                 1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement:

                     (i)   To include any prospectus required by
                           Section 10(a)(3) of the Securities Act
                           of 1933, as amended (the "Securities
                           Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii)   To include any material information
                           with respect to the plan of
                           distribution not previously disclosed
                           in the registration statement or any
                           material change in such information in
                           the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                 2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waynesboro, Commonwealth of Virginia on November 20, 1997.

                                  CFW COMMUNICATIONS COMPANY
                                  (Registrant)


                                  By: /s/ James S. Quarforth
                                      James S. Quarforth
                                      President and Chief
                                      Executive Officer

                      POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 20, 1997. Each of the directors and/or officers of CFW Communications Company whose signature appears below hereby appoints James S. Quarforth and David M. Carter, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable CFW Communications Company to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

      Signature                    Title

/s/ James S. Quarforth             President and Chief Executive
James S. Quarforth                 Officer and Director
                                   (Principal Executive Officer)

/s/ Michael B. Moneymaker          Vice President - Finance
Michael B. Moneymaker              (Principal Financial Officer)

/s/ Christina S. Smith             Vice President -
Christina S. Smith                 Administration, Treasurer and
                                   Secretary
                                   (Principal Accounting Officer)

/s/ C. Phillip Barger              Director
C. Phillip Barger

/s/ William Wayt Gibbs, V          Director
William Wayt Gibbs, V

/s/ C. Wilson McNeely, III         Director
C. Wilson McNeely, III

/s/ John B. Mitchell               Director
John B. Mitchell

/s/ John N. Neff                   Director
John N. Neff

/s/ Carl A. Rosberg                Senior Vice President and
Carl A. Rosberg                    Director

/s/ Meredith E. Yeago              Director
Meredith E. Yeago

/s/ Robert S. Yeago, Jr.           Chairman of the Board
Robert S. Yeago, Jr.

                        EXHIBIT INDEX

Exhibit No.                         Description

4.1 Articles of Incorporation, as amended (filed as Exhibit 3.1 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference)

5.1                Opinion of Hunton & Williams as to the
                   legality of the securities being registered
                   (filed herewith)

10.1               CFW Communications Company 1997 Stock
                   Compensation Plan (filed herewith)
23.1               Consent of Hunton & Williams (included in
                   Exhibit 5.1)

23.2 Consent of McGladrey & Pullen, LLP (filed herewith)

24.1               Power of Attorney (included on signature page)